Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Mereo Biopharma Group plc 2019 Equity Incentive Plan and the Mereo Biopharma Group plc 2019 Non-Employee Equity Incentive Plan of Mereo Biopharma Group plc of our report dated April 29, 2019, with respect to the consolidated financial statements of Mereo Biopharma Group plc included in its Annual Report (Form 20-F) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

London, United Kingdom

February 17, 2020